Exhibit 21

Name of Subsidiary	Country of Incorporation
20th Century (Asia) Ltd.	United States
ABC Cable Networks Group	United States
ABC Enterprises, Inc.	United States
ABC Family Worldwide, Inc.	United States
ABC News/Starwave Partners	United States
ABC Signature, LLC	United States
Adventures by Disney Travel Services, Inc.	United States
American Broadcasting Companies, Inc.	United States
BAMTech, LLC	United States
Banner Productions Limited	United Kingdom
Buena Vista International, Inc.	United States
Buena Vista Television, LLC	United States
Buena Vista Theatrical Group Ltd.	United States
Buena Vista Video On Demand	United States
Buzzer Investments Ltd	Mauritius
Cable LT Holdings, Inc.	United States
DCL Island Development, Ltd.	Bahamas
DCL Maritime LLC	United States
Disney Consumer Products, Inc.	United States
Disney Destinations, LLC	United States
Disney DTC LATAM, Inc.	United States
Disney DTC LLC	United States
Disney Enterprises, Inc.	United States
Disney FTC Services (Singapore) Pte. Ltd.	Singapore
Disney Networks Group Netherlands Holding B.V.	Netherlands
Disney Networks Group Netherlands Holding II B.V.	Netherlands
Disney Online	United States
Disney Shopping, Inc.	United States
Disney Sports DTC, LLC	United States
Disney Technology LLC	United States
Disney Vacation Club Management, LLC	United States
Disney Vacation Development, Inc.	United States
Disney Worldwide Services, Inc.	United States
Disney/ABC International Television, Inc.	United States
Eredivisie Media & Marketing C.V.	Netherlands
ESPN Enterprises, Inc.	United States
ESPN Productions, Inc.	United States
ESPN, Inc.	United States
Euro Disney Associés SAS	France
FX Networks, LLC	United States
FX Productions, LLC	United States
FXX Network, LLC	United States
Hongkong International Theme Parks Limited	Hong Kong
Hudson Square Realty, LLC	United States
Hulu, LLC	United States
International Family Entertainment, Inc.	United States

KABC Television, LLC	United States
KTRK Television, Inc.	United States
LFL Production, LLC	United States
Lucasfilm Entertainment Company Ltd. LLC	United States
Lucasfilm Ltd. LLC	United States
Magical Cruise Company, Limited	United Kingdom
Maker Studios, LLC	United States
Marvel Brands LLC	United States
Marvel Characters, Inc.	United States
Marvel Entertainment, LLC	United States
Marvel Studios LLC	United States
MVL Film Finance LLC	United States
National Geographic Partners, LLC	United States
Novi Digital Entertainment Private Limited	India
Pacific 2.1 Entertainment Group, Inc.	United States
Pixar	United States
SAS4, Inc.	United States
Searchlight Pictures, Inc.	United States
Shanghai International Theme Park Associated Facilities Company Limited	China
Shanghai International Theme Park Company Limited	China
Star Entertainment Holdings Limited	British Virgin Islands
Star Group Limited	Cayman Islands
Star India Private Limited	India
Star ISP Ltd	Mauritius
SVJ Holding Limited	Mauritius
TFCF America, Inc.	United States
TFCF Cable Ventures, LLC	United States
TFCF Corporation	United States
TFCF Entertainment Group, LLC	United States
TFCF Europe, Inc.	United States
TFCF International Channels (US) Inc.	United States
TFCF Latin American Channel LLC	United States
TFCF Movie Channel, Inc.	United States
The Walt Disney Company (Benelux) B.V.	Netherlands
The Walt Disney Company (Brasil) Ltda.	Brazil
The Walt Disney Company (China) Limited	China
The Walt Disney Company (France) S.A.S.	France
The Walt Disney Company (Germany) GmbH	Germany
The Walt Disney Company Limited	United Kingdom
The Walt Disney Company Medya Eglence ve Ticaret Limited Sirketi	Turkey
TWDC Enterprises 18 Corp.	United States
Twentieth Century Fox Film Corporation	United States
Twentieth Century Fox Film International, Inc.	United States
Twentieth Television, Inc.	United States
UTV Software Communications Private Limited	India
WABC Television (New York), LLC	United States

Walt Disney Holdings (Hong Kong) Limited	Hong Kong
Walt Disney Parks and Resorts U.S., Inc.	United States
Walt Disney Pictures	United States
Walt Disney Pictures Production, LLC	United States
Walt Disney Travel Co., Inc.	United States
WD Holdings (Shanghai), LLC	United States
WPVI Television (Philadelphia), LLC	United States